Exhibit 31.1
CERTIFICATION PURSUANT TO RULE 13a–14(a)/15d–14(a)
AS ADOPTED PURSUANT TO SECTION 302 OF THE
SARBANES–OXLEY ACT OF 2002
I, Ronald Kochman, certify that:
1. I have reviewed this annual report on Form 10-K/A of Volt Information Sciences, Inc.;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
Date: March 2, 2015

/s/ Ronald Kochman
Ronald Kochman
President and Chief Executive Officer
(Principal Executive Officer)